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                                  EXHIBIT 23.1
               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-4030 and No. 333-29267 and Form S-3 No. 333-31161) pertaining to the Heartport, Inc. 1996 Stock Option Plan and Employee Stock Purchase Plan and the convertible subordinated notes, of our report dated January 22, 1999, with respect to the consolidated financial statements and schedule of Heartport, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                          ERNST & YOUNG LLP

Palo Alto, California
March 26, 1999